UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 6, 2008
Date of Report (Date of earliest event reported)
LOUD TECHNOLOGIES INC
(Exact Name of Registrant as Specified in Charter)

Washington	0-26524	91-1432133

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

16220 Wood-Red Road, N.E., Woodinville, Washington	98072

(Address of Principal Executive Offices)	(Zip Code)
(425) 487-4333
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 6, 2008, LOUD Technologies Inc. (the “Company”) issued a press release announcing that its Board of Directors has received a proposal from Sun Mackie, LLC (“Sun Mackie”), which is the Company’s majority shareholder, to acquire all of the outstanding shares of common stock of the Company not held by Sun Mackie for a price of $1.45 in cash per share. The Board of Directors of the Company has appointed a Special Committee of independent directors to consider and evaluate the proposal. The Special Committee will retain independent financial advisors and legal counsel to assist in its work.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 6, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUD Technologies Inc.
Dated: November 6, 2008	By:	/s/ DAVID OLSON
David Olson
Chief Financial Officer